SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of Earliest Event Reported)  SEPTEMBER 15, 2003
                                                  ----------------------


                           TENGTU INTERNATIONAL CORP.
             (Exact name of registrant as specified in its charter)



DELAWARE              COMMISSION FILE NUMBER 000-29957          77-0407366
--------------------------------------------------------------------------------
(State or Other                (Commission                   (I.R.S. Employer
Jurisdiction of                File Number)                  Identification No.)



                                 236 Avenue Road
                        TORONTO, ONTARIO, CANADA M5R 2J4
               (Address of Principal Executive Offices) (Zip Code)

                                  416-963-3999
              (Registrant's Telephone Number, Including Area Code)


ITEM  5.   OTHER EVENTS AND REGULATION FD DISCLOSURE

           On September 15, 2003, Tengtu International Corp. ("Tengtu") entered into an agreement (the "Agreement") that will allow it to acquire the remaining 43% of the Chinese joint venture company, Beijing Tengtu United Electronics Development Co., Ltd. ("Tengtu United"), that it does not own, along with a 100% interest in the net profits generated by its business in China (the "Acquisition"). The agreement is subject to the approval of Tengtu's shareholders as well as, among other things, the delivery of the following agreements at closing:


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           - an Equity Interest Transfer Agreement providing for the conveyance of the 43% interest in Tengtu United to Tengtu;

           - an Assignment of Intangible Assets Agreement which is to convey the intellectual property used in Tengtu United's business to it from its agents;

           - a Framework Agreement and Service Agreements which provide for the entities which are conducting Tengtu United's business in China (the "Operating Entities") to continue to do so while remitting 100% of the net profits to Tengtu United; and

           - Proxies over all of the voting stock of the Operating Entities.

As consideration for the foregoing, Tengtu is to issue 30,000,000 shares of its $.01 par value per share common stock to Fan Qi Zhang.

           The foregoing statements are qualified in their entirety by the contents of the Agreement which is annexed hereto as Exhibit 2.1.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
            INFORMATION AND EXHIBITS
-------    ------------------------------------------
(c)        Exhibits.

EXHIBIT NO.       DESCRIPTION.

2.1 September 15, 2003 Agreement among Tengtu International Corp., Beijing Tengtu Culture & Education Development Co., Ltd., Beijing Jiade Tengtu Technology Group Co., Ltd., Beijing Oriental Tai He Technology Development Co., Ltd. and Fan Qi Zhang.





                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          Tengtu International Corp.


DATED: September __, 2003                 By: /S/JOHN WATT, PRESIDENT
                                             ------------------------
                                             John Watt








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